QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Acushpere, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ACUSPHERE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 25, 2008

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Acusphere, Inc. (the "Company") to be held at 10:00 am, local time, on Tuesday, March 25, 2008, at the offices of Goodwin Procter LLP, 28th Floor, 53 State Street, Exchange Place, Boston, Massachusetts 02109.

        At this special meeting, you will be asked to approve an amendment to the Company's certificate of incorporation to effect a reverse split of the Company's outstanding common stock as described in the enclosed proxy statement, to consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies, if there are not sufficient votes in favor of Proposal No. 1, and to transact such other business as properly may come before the Special Meeting, or any adjournments or postponements of the meeting. The Board of Directors unanimously recommends that you vote FOR these proposals.

        Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

        If you are a stockholder of record, please vote by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, whether or not you plan to attend the meeting. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Very truly yours,

Sherri C. Oberg President and Chief Executive Officer
Watertown, MA February [ ], 2008

ACUSPHERE, INC.
500 Arsenal Street
Watertown, MA 02472
(617) 648-8800

PROXY STATEMENT

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Acusphere, Inc. ("Acusphere" or the "Company"), a Delaware corporation. The proxy is solicited for use at a Special Meeting of Stockholders (the "Special Meeting") to be held at 10:00 am local time on March 25, 2008, at the offices of Goodwin Procter LLP, 53 State Street, 28th Floor, Exchange Place, Boston, Massachusetts 02109. The approximate date on which this proxy statement and the accompanying notice and proxy are first being mailed to stockholders is February 22, 2008.

        Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of the Company, for use at the Special Meeting of Stockholders to be held at 10:00 am, local time, on Tuesday, March 25, 2008, at the offices of Goodwin Procter LLP, 28th Floor, 53 State Street, Exchange Place, Boston, Massachusetts 02109, or at any adjournments or postponements thereof (the "Meeting").

        Only common stockholders of record at the close of business on February 22, 2008 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. As of that date, [                        ] shares of common stock, $.01 par value per share, of the Company (the "Common Stock") were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. You may vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, whether or not you plan to attend the meeting. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting, or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Acusphere, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472, Attention: Secretary, at or before the taking of the vote at the Meeting.

        The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement of the Meeting. Approval of the proposal to amend the Company's certificate of incorporation to effect the reverse stock split requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. Approval of the proposal to adjourn the meeting as may be necessary requires the affirmative vote of a majority of the shares present and entitled to vote on that proposal.

        You may vote "FOR," "AGAINST," or "ABSTAIN" with respect to the proposals described in this Proxy Statement. Abstentions and "broker non-votes" will be included in the determination of whether a quorum is present at the Meeting. A "broker non-vote" occurs when a broker or nominee holding shares for a beneficial owner in "street name" does not vote on a particular proposal, because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. In tabulating the votes on the proposal described in this Proxy Statement, abstentions and "broker non-votes" will be treated as shares that are present but that have not been voted, and, accordingly, will have the same effect as negative votes on the proposal.

        The persons named as attorneys-in-fact in the proxies, Sherri C. Oberg and Lawrence A. Gyenes, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting.

        Aside from the approval of an amendment to the Company's certificate of incorporation to effect a reverse split of the Company's outstanding Common Stock as described in the enclosed proxy statement, the Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL ONE
APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Introduction

        The Board is recommending that the stockholders approve an amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's outstanding shares of Common Stock at a ratio within a range of 1:10 to 1:20. If this proposal is approved, the Board or a committee of the Board will have the authority to decide, within twelve months from the Special Meeting, whether to implement the split and the exact amount of the split within this range, if it is to be implemented. If the Board decides to implement the split, it will become effective upon the filing of the amendment to the Company's certificate of incorporation with the Secretary of State of the State of Delaware (the "Effective Date"). If the reverse split is implemented, the number of issued and outstanding shares of Common Stock would be reduced in accordance with the exchange ratio selected by the Board or committee. The total number of authorized shares of Common Stock would remain unchanged at its current total of 98,500,000. The form of amendment to the Company's certificate of incorporation to effect the reverse split is attached as Annex A to this proxy statement.

Purpose and Background of the Reverse Split

        The Board's primary objectives in proposing the reverse split are to raise the per share trading price of our Common Stock and to increase the number of shares of our authorized but unissued Common Stock. The Board believes that the reverse split would, among other things, (i) better enable the Company to maintain the listing of its Common Stock on The NASDAQ Global Market, (ii) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities and (iii) better enable the Company to raise funds to finance its planned operations.

        The Company's Common Stock is currently listed on The NASDAQ Global Market. On January 10, 2008, the Company received a letter from The NASDAQ Stock Market LLC ("NASDAQ") advising that for the previous 30 consecutive business days, the bid price of the Company's Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(5). This notification had no immediate effect on the listing of the Common Stock. NASDAQ stated in its letter that in accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until July 8, 2008, to regain compliance with the minimum bid price requirement. The NASDAQ letter also stated that if, at any time before July 8, 2008, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the NASDAQ staff will provide the

Company with written notification that it has achieved compliance with the minimum bid price requirement.

        If the Company does not regain compliance with the minimum bid price requirement by July 8, 2008, the NASDAQ staff will provide the Company with written notification that the Common Stock will be delisted from the NASDAQ Global Market. At that time, the Company may appeal the delisting determination to a NASDAQ Listings Qualifications Panel pursuant to applicable NASDAQ rules. Alternatively, NASDAQ Marketplace Rule 4450(i) may permit the Company to transfer the Common Stock to the NASDAQ Capital Market if the Common Stock satisfies all criteria, other than compliance with the minimum bid price requirement, for initial inclusion on such market. In the event of such a transfer, the NASDAQ Marketplace Rules provide that the Company will be afforded an additional 180 calendar days to comply with the minimum bid price requirement while listed on the NASDAQ Capital Market.

        If a delisting from NASDAQ Global Market were to occur, the Common Stock might be eligible for listing on the NASDAQ Capital Market as described above. If a delisting from the NASDAQ Capital Market were to occur, the Common Stock would then trade on the OTC Bulletin Board or in the "pink sheets." These alternative markets are generally considered to be less efficient than, and not as broad as, The NASDAQ Capital Market or The NASDAQ Global Market. We are also obligated under our Certificate of Powers, Designations, Preferences and Rights of the registrant's 6.5% Convertible Exchangeable Preferred Stock (the "Preferred Stock") dated as of February 23, 2005 to keep listed, so long as the Common Stock shall be so listed on a stock exchange or automated quotation system, all Common Stock issuable upon conversion of the Preferred Stock.

        The closing sale price of the Company's Common Stock on February [12], 2008 was [$            ] per share. The Board has considered the potential harm to the Company of a delisting from the NASDAQ Global Market and believes that a reverse stock split would help the Company regain compliance with NASDAQ's minimum bid price listing standard.

        The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Company's Common Stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Company's Common Stock.

        Furthermore, the Board believes that the reverse split would facilitate the Company's efforts to raise capital to fund its planned operations. As previously disclosed in the Company's periodic reports filed with the Securities and Exchange Commission (the "SEC"), the Company will need to raise additional capital and may elect to do so through the issuance of equity securities. The reverse split would reduce the number of shares of Common Stock outstanding without reducing the total number of authorized shares of Common Stock. As a result, the Company would have a larger number of authorized but unissued shares from which to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, in equity financing transactions.

        The purpose of seeking stockholder approval of a range of exchange ratios from 1:10 to 1:20 (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board or a committee of the Board would effect a reverse stock split only upon the Board or committee's determination that a reverse stock split would be in the best interests of the Company at that time. If the Board were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the range of 1:10 to 1:20. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the Board or a committee of the Board determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse split, including the specific ratio selected by the Board or committee. If the Board or a committee of the Board does not implement the reverse stock split within twelve months from the Special Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split

        The Board believes that the reverse split will increase the price level of the Company's Common Stock in order to, among other things, ensure continued compliance with the NASDAQ Global Market's minimum bid price listing standard and generate interest in the Company among investors. The Board cannot predict, however, the effect of the reverse split upon the market price for the Common Stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of Common Stock after the reverse split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split, which would reduce the market capitalization of the Company. The market price per post-reverse split share may not remain in excess of the $1.00 minimum bid price as required by the NASDAQ Global Market, or the Company may not otherwise meet the additional requirements for continued listing on the NASDAQ Global Market. The market price of the Common Stock may also be based on our performance and other factors, the effect of which the Board cannot predict.

        The reverse split will affect all stockholders of the Company uniformly and will not affect any stockholder's percentage ownership interests or proportionate voting power, except to the extent that the reverse split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, the Company may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the Common Stock, as quoted on the NASDAQ Global Market on the Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with the Company's transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata potion of the sale proceeds.

        The principal effects of the reverse split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from [            ] shares as of February [12], 2008 to a range of [                                    ] to [                                    ] shares, depending on the exact split ratio chosen by the Board or a committee of the Board, (ii) the conversion ratio for all outstanding shares of the Preferred Stock will be adjusted such that the number of shares of Common Stock issuable upon the conversion of the Preferred Stock will be reduced to one-tenth to one-twentieth of the number of shares of Common Stock that were issuable upon conversion of the Preferred Stock immediately before the Effective Date, (iii) all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, one-tenth to one-twentieth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse split, at an exercise price equal to ten to twenty times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse split and (iv) the number of shares reserved for issuance pursuant to the Company's 1994 Stock Plan, the 2003 Stock Option and Incentive Plan, the 2003 Employee Stock

Purchase Plan and the 2005 Stock Option and Incentive Plan will be reduced to one-tenth to one-twentieth of the number of shares currently included in each such plan.

        The reverse split will not affect the par value of the Common Stock. As a result, on the effective date of the reverse split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to one-tenth to one-twentieth of its present amount, depending on the exact amount of the split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.

        The amendment will not change the terms of the Common Stock. After the reverse split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Each stockholder's percentage ownership of the new Common Stock will not be altered except for the effect of eliminating fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

        The reverse split will not change the number of outstanding shares of Preferred Stock or the terms of the Preferred Stock, except that the conversion ratio for all outstanding shares of the Preferred Stock will be adjusted upon the Effective Date, such that the number of shares of Common Stock issuable upon the conversion of the Preferred Stock will be reduced to one-tenth to one-twentieth of the number of shares of Common Stock that were issuable upon conversion of the Preferred Stock immediately before the Effective Date.

        Because the Company will not reduce the number of authorized shares of Common Stock, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the reverse stock split. These shares may be issued at the Board's discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock. If the reverse split is not approved, the Company may be unable to raise additional capital.

        The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

        If the reverse split is approved by the Company's stockholders, and the Board or a committee of the Board determines it is in the best interests of the Company to effect the split, the reverse stock split would become effective at such time as the amendment to the Company's Certificate of Incorporation, the form of which is attached as Annex A to this proxy statement, is filed with the Secretary of State of the State of Delaware. Upon the filing of the amendment, all of the Company's existing Common Stock will be converted into new Common Stock as set forth in the amendment.

        As soon as practicable after the Effective Date, stockholders will be notified that the reverse split has been effected. American Stock Transfer and Trust Company, the Company's transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company's stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the reverse split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

        The Company will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of issuing fractional shares, the Company may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the Common Stock, as quoted on the NASDAQ Global Market on the Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with the Company's transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata potion of the sale proceeds.

Criteria to be Used for Decision to Apply the Reverse Stock Split

        If the stockholders approve the reverse stock split, the Board or a committee of the Board will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the Board or committee will consider a number of factors, including market conditions, existing and expected trading prices of the Company's Common Stock, the NASDAQ Global Market listing requirements, the Company's additional funding requirements and the amount of the Company's authorized but unissued Common Stock.

No Dissenter's Rights

        Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter's rights with respect to the proposed amendment to the Company's Certificate of Incorporation to effect the reverse stock split, and the Company does not intend to independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Consequences of the Reverse Split

        The following is a summary of certain U.S. federal income tax consequences relating to the reverse stock split as of the date hereof. Except where noted, this summary deals only with a stockholder who holds Common Stock as a capital asset.

        For purposes of this summary, a "U.S. holder" means a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of Common Stock is a stockholder who is not a U.S. holder.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as:

  •
  partnerships

  •
  financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  tax-exempt organizations;

  •
  dealers or traders in securities or currencies;

  •
  stockholders who hold Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar;

  •
  stockholders who actually or constructively own 10 percent or more of the Company's voting stock; or

  •
  a non-U.S. holder who is a U.S. expatriate, "controlled foreign corporation" or "passive foreign investment company."

        Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the reverse stock split.

        If an entity classified as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

        Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

        To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

        U.S. Holders.    Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the new shares of Common Stock will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares, reduced by the amount of the adjusted basis of any Common Stock exchanged for such new shares that is allocated to the fractional share for which cash is received. The holding period of the new, post-reverse split shares of the Common Stock resulting from implementation of the reverse stock split will include a U.S. holder's holding periods for the pre-reverse split shares. A stockholder who receives cash in lieu of a fractional share of new Common Stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder's aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old Common Stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

        Non U.S. Holders.    A non-U.S. holder of the Company's Common Stock generally will not be subject to U.S. federal income tax with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the reverse stock split; provided, however, that gain will be subject to tax if (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (in which case, for a non-U.S. holder that is a foreign corporation, the branch profits tax may also apply), and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder, (ii) the gain is recognized by a non-U.S. holder who is present in the United States for 183 or more days in the taxable year of the reverse stock split and certain other conditions are met, or (iii) the Company is or has been a "U.S. real property holding corporation" for U.S. federal income tax purposes. The Company believes it currently is not and it does not anticipate becoming, a "U.S. real property holding corporation" for U.S. federal income tax purposes.

        Information Reporting and Backup Withholding.    Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Approval Required

        The affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding as of the record date is required to approve the amendment of the Company's Certificate of Incorporation to effect a reverse split of the Common Stock in the range of 1:10 to 1:20. Abstentions and "broker non-votes" will not be counted as having been voted on the proposal, and therefore will have the same effect as negative votes.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL ONE.

PROPOSAL TWO

ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL
PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1

        At the Special Meeting and any adjournment or postponement thereof, our stockholders may be asked to consider and vote upon a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the reverse stock split.

Approval Required

        The adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the reverse stock split requires the affirmative vote of the holders of a majority of the stock having voting power present in person or by proxy at the Special Meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) our Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer, Vice President, Finance, and our three other most highly compensated officers (the "Named Executive Officers"); and (iv) by all directors and Named Executive Officers of the Company as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of Acusphere, Inc., 500 Arsenal Street, Watertown, MA 02472 and has sole voting and investment power with respect to all shares of Common Stock owned.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
Endowment Capital Group LLC(3) 1105 N. Market Street, 15th Floor Wilmington, Delaware 19801
Quaker Capital Management Corporation(4) 401 Wood Street, Suite 1300 Pittsburgh, Pennsylvania 15222
Bank of America Corporation(5) Bank of America Corporate Center 100 North Tyron Street, Floor 25 Charlotte, North Carolina 28255
Deutsche Bank AG(6) Taunusanlage 12 D-60325 Frankfurt Germany
Meditor Group Ltd.(7) 79 Front Street Hamilton, Bermuda
Sherri C. Oberg(8)
Lawrence A. Gyenes(9)
John F. Thero(10)
Frederick W. Ahlholm, CPA(11)
Howard Bernstein, M.D., Ph.D.(12)
Richard Walovitch, Ph.D.(13)
Dennis Bucceri(14)
Frank Baldino, Jr., Ph.D.(15)
Martyn Greenacre(16)
Sandra Fenwick(17)
Derek Lemke-von Ammon(18)
Garen Bohlin(19)
All executive officers, directors and nominees as a group(20)(10 persons)

*
Represents less than 1% of the outstanding Common Stock

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the Company's proxy statement to be furnished to all stockholders entitled to vote at the 2008 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must have been received at the Company's principal executive offices not later than January 2, 2008. Any such proposal must have complied with the rules and regulations of the SEC.

        The Company's by-laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in the Company's proxy statement for that meeting. Written notice of such stockholder proposals for the 2008 Annual Meeting of the Company—other than one that will be included in the Company's proxy statement—must have been received by the Secretary of the Company at the Company's principal executive offices between December 2, 2007 and January 4, 2008 in order to be considered timely, and must have contained specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such action. The matters proposed to be brought before the meeting also must also have been the proper matters for stockholder action.

        If a stockholder who wishes to present a proposal fails to notify the Company by January 4, 2008 and such proposal is brought before the 2008 Annual Meeting of the Company, then under the SEC's proxy rules, the proxies solicited by management with respect to the 2008 Annual Meeting of the Company will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Acusphere, Inc., 500 Arsenal Street, Watertown, MA 02472, Attention: Secretary.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by outside proxy solicitation services also may be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company has retained Georgeson Shareholder Communication Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $7,000, plus reimbursement of expenses.

HOUSEHOLDING OF PROXY MATERIALS

        In order to reduce printing and postage costs, the Company has undertaken an effort to deliver only one proxy statement to multiple stockholders sharing an address. This delivery method, called "householding," is not being used, however, if the Company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one proxy statement, the Company will deliver promptly a separate copy of the proxy statement to any stockholder who sends a written request to Acusphere, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472, Attention: Secretary. If your household is receiving multiple copies of the proxy statement and you wish to request delivery of a single copy, you may send a written request to Acusphere, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472, Attention: Secretary.

        The contents of and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Special Meeting, and so far as is known to the Board, no other matters will be presented to the stockholders for consideration at the Special Meeting. If, however, any other matter is properly presented at the Special Meeting, it is intended that proxies in the form enclosed with this Proxy Statement will be voted on such matter in accordance with the judgment of the person or persons voting such proxies, unless the proxy otherwise provides.

BY ORDER OF THE BOARD OF DIRECTORS,

Sherri C. Oberg President and Chief Executive Officer
Watertown, MA February [ ], 2008

You Are Cordially Invited to Attend The Special Meeting in Person.

ANNEX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ACUSPHERE, INC.

        Acusphere, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

        FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Amended and Restated Certificate of Incorporation (this "Certificate of Amendment") to combine each [                        ] outstanding shares of the Corporation's Common Stock, par value $0.01 per share, into one (1) share of Common Stock, par value $0.01 per share; and (ii) declaring this Certificate of Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

        SECOND: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

        THIRD: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

        FOURTH: That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety such that, as amended, said paragraph shall read in its entirety as follows:

        "The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 103,500,000 shares, consisting of 98,500,000 shares of Common Stock with a par value of $0.01 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of $0.01 per share (the "Preferred Stock").

        Immediately upon the filing of this Certificate of Amendment, each [                        ] shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional share shall be issued upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fraction multiplied by the fair market value per share of the Common Stock as determined in a reasonable manner by the Board of Directors. Upon surrender by a holder of a certificate or certificates for Common Stock (including, for this purpose, a holder of shares of Common Stock issuable upon conversion of Preferred Stock), duly endorsed, at the office of the Corporation (or, if lost, an acceptable affidavit of loss is delivered to the Corporation), the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split."

A-1

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by Sherri C. Oberg, its President and Chief Executive Officer, this                        day of                                    , 2008.

ACUSPHERE, INC.
By:
Name:	Sherri C. Oberg
Title:	President and Chief Executive Officer

A-2

ACUSPHERE, INC.
500 Arsenal Street
Watertown, MA 02472
(617) 648-8800

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Sherri C. Oberg and Lawrence A. Gyenes proxies, and hereby authorizes each of them to represent and vote as designated on the other side, all the shares of stock of Acusphere, Inc. (the "Company") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held on Tuesday, March 25, 2008 or any adjournment or postponement thereof.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR each of the proposals described in the accompanying proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.

(Continued, and to be marked, dated and signed, on the reverse side)

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED PROXY.

Please mark
your votes
as indicated ☒

PROPOSAL 1—To amend the Company's Certificate of Incorporation to effect a reverse split of the Company's outstanding common stock as described in the enclosed proxy statement.

FOR    ☐            ABSTAIN    ☐            AGAINST    ☐

PROPOSAL 2—To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

FOR    ☐            ABSTAIN    ☐            AGAINST    ☐

PROPOSAL 3—To transact such other business as properly may come before the Special Meeting, or any adjournments or postponements of the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 3 TO HAVE THE PROXIES VOTED UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

        In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Special Meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.

Signature(s)                                                                                                     Dated                                     , 2008

        Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 25, 2008
PROXY STATEMENT
PROPOSAL ONE APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
PROPOSAL TWO ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
ANNEX A
CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ACUSPHERE, INC.
PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS